UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

531 Flanders Filters Road, Washington, NC	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-8081

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of Certain Officers

John Oakley will assume the role of Chief Financial Officer. His annual salary will be $200,000. Additionally he received 50,000 stock options with an exercise price of $4.69. These options will expire in December 2013.

Oakley, age 41, most recently served as Chief Financial Officer of Nexxus Lighting, Inc. Prior to starting with Nexxus Lighting in June 2007, he held several posts of increasing responsibility with Home Meridian International and its subsidiary Pulaski Furniture Corporation, including Director and CFO of Home Meridian and Senior Vice President and Chief Financial Officer of Pulaski Furniture, having joined the company in 2001. Earlier in his career, Oakley served as Corporate Controller for Collins and Aikman Floorcoverings, Inc. and Senior Auditor for Arthur Andersen.

Item 7.01	Regulation FD Disclosure

Attached as an exhibit is the Company’s press release regarding

“Flanders Corp. Hires John Oakley as Chief Financial Officer”

The information in this report is being furnished under Item 7.01 “Regulation FD Disclosure” of Form 8-K. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 31, 2008		FLANDERS CORPORATION

	By:	/s/ Harry Smith
Harry Smith Chief Executive Officer

EXHIBIT INDEX

PRESS RELEASE

99.1	Flanders Corp. Hires John Oakley as Chief Financial Officer

2